Exhibit 99.3

Trinity Industries, Inc.
Earnings Release Conference Call
Comments of Tim Wallace, Chairman, CEO and President
February 18, 2010

Thank you James, and good morning everyone.

During the 4th quarter, we continued to make significant progress in strengthening our liquidity. The diversification of our revenue and operating profit along with our strong liquidity provides us the ability to make strategic moves while our Rail Group navigates through the trough of its cycle. During the lst quarter, we completed our acquisition of Quixote Corporation, a leading manufacturer of highway products. This acquisition further strengthens and diversifies our portfolio.

All of our businesses are doing a good job of making adjustments as demand shifts and changes. Demand is lowest for our Rail Group. The stability associated with our leasing business helps offset the drastic decrease in demand for new railcars. Our barge business has been able to obtain a steady flow of orders. Our wind towers business has made some changes in its production schedule to accommodate customers.

Demand is most consistent for our businesses that produce highway products. Our backlog in highway products has been growing during the winter months. We expect to have a good construction season. We are looking forward to the successful integration of Quixote. We are changing Quixote’s name to Energy Absorption Systems, Inc. This is the name of their operating company which is well respected by the industry. We see numerous integration opportunities that should benefit these businesses and their customers. We have admired Energy Absorption System’s line of innovative products and its global reach for years. This acquisition will expand our international markets and offer our customers a broader range of highway products.

The recession is continuing to have a major impact on our railcar manufacturing businesses. Demand for new railcars is at a low point and the market remains highly competitive. Customers are obtaining very attractive pricing for railcars. During trough markets, our business leaders are very deliberate in pursuing specific orders that they believe will provide maximum benefits. They look for orders with low execution risk that require minimal production line set ups.

Our rail businesses are prepared for an extended downturn in railcar demand. Fortunately, our efforts to develop an integrated manufacturing, leasing and services business reached critical mass before the recession. The stability of our leasing business is helping offset the dramatic decrease in revenues and profits experienced by our railcar manufacturing related businesses.

Our Barge business had an excellent 4th quarter. Its performance during 2009 is a good example of how our businesses can maximize profitability when they have long, consistent production runs. Our barge personnel did a great job maintaining productivity and maximizing profitability. The barge orders they received during the latter part of 2009 have lower margins than the barges sold prior to 2009. As a result, we expect our barge profitability to decrease dramatically during the 1st quarter of 2010. Bill will provide guidance in this area.

Our Energy Equipment Group’s 4th quarter financial performance reflects the production schedule changes they made to accommodate wind tower customers. The financial effects of this production reshuffling will carry into the lst quarter. I am pleased that our Energy Equipment Group was able to maintain its margin levels during the 4th quarter despite decreased revenue. This reflects efforts to increase productivity and control costs. We expect our Energy Equipment Group’s earnings and margins to improve in the 2nd quarter.

From a company-wide perspective, we have worked for years to position ourselves to remain very competitive in a variety of economic environments. Our businesses have been proactive in their planning approaches and are positioned to respond to a variety of economic scenarios. Economic turmoil provides challenges and opportunities and we plan to remain highly responsive and flexible. Our recent acquisition reflects our ability to respond quickly as opportunities surface in our markets. During down cycles we have historically strengthened our portfolio of businesses and we believe there will continue to be additional opportunities to do so.

I’ll now turn it over to Steve Menzies for his comments.